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                                                                     EXHIBIT 1.4

                                14,500,000 SHARES

                              WEYERHAEUSER COMPANY

                    COMMON SHARES, PAR VALUE $1.25 PER SHARE

                             UNDERWRITING AGREEMENT

                                 April 29, 2004


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                                 April 29, 2004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

Dear Sirs and Mesdames:

         Weyerhaeuser Company, a Washington corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") 14,500,000 shares of its Common Shares, par value $1.25 per share (the "FIRM SHARES"). The Company also proposes to issue and sell to the several Underwriters not more than an additional 2,175,000 shares of its Common Shares, par value $1.25 per share (the "ADDITIONAL SHARES") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of Common Shares, par value $1.25 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK."

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 333-104752), including a prospectus, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission (i) a prospectus supplement (the "PROSPECTUS SUPPLEMENT") specifically relating to the Shares pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and (ii) a related prospectus dated August 5, 2003 (the "BASE PROSPECTUS") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act (the "SECURITIES ACT REGULATIONS"). Such registration statement has been declared effective by the Commission. Such registration statement, as amended to the date hereof, is referred to herein as the "REGISTRATION STATEMENT;" and the Base Prospectus and the Prospectus Supplement, in the form first used to confirm sales of the Shares, are collectively referred to herein as the "PROSPECTUS;" provided, however, that all references to the "REGISTRATION STATEMENT" and the "PROSPECTUS" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

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         1.       Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective and when the Company's most recent Annual Report on Form 10-K was filed with the Commission, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable Securities Act Regulations and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing (or the local equivalent) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) Certain direct and indirect subsidiaries of the Company are identified on Exhibit C hereto (each a "KEY SUBSIDIARY" and collectively, the "KEY SUBSIDIARIES"). Other than Weyerhaeuser Real Estate Company, Weyerhaeuser International, Inc., Weyerhaeuser Company Limited, Pardee Homes and Winchester Homes, Inc., the Company has no subsidiary that would constitute a "significant subsidiary" as such term is defined in Rule 1-02 of Regulation S-X. Each Key Subsidiary has been duly incorporated, is validly existing as a corporation in good standing (or the local equivalent) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing (or the local equivalent) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be

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         so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Key Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Registration Statement and the Prospectus and except for the non-voting preference shares of Weyerhaeuser Company Limited (which are owned by The Bank of Nova Scotia), are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company.

                  (f) The authorized capital stock of the Company and the exchangeable shares of Weyerhaeuser Company Limited, a company existing under the laws of Canada ("WCL"), conform as to legal matters to the description thereof contained in the Prospectus.

                  (g) The shares of Common Stock outstanding prior to the issuance of the Shares and the single outstanding Special Voting Share (as defined below) have been duly authorized and are validly issued, fully paid and non-assessable. "Special Voting Shares" means the shares of a series of Preference Shares, par value $1.00 per share, of the Company designated as the "Special Voting Shares (A Series of Preference Shares)."

                  (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the restated articles of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties

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         of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (l) Each preliminary prospectus or preliminary prospectus supplement filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the Securities Act Regulations.

                  (m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (p) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                  (q) The Company and each of its subsidiaries (i) have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental, administrative or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Prospectus,

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         except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) have not received any notice of proceedings relating to revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (r) No material labor dispute exists with the employees of the Company or any of its subsidiaries or, to the Company's knowledge, is imminent; and, except as disclosed in the Prospectus under the caption "Risk Factors--Volatile industry conditions, product pricing and manufacturing costs have had and may continue to have an adverse effect on our results of operations, cash flow and financial condition" with respect to labor disturbances at various carriers used by the Company, the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (s) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such as (i) are described in the Prospectus, (ii) do not materially affect the value of such property, (iii) do not interfere with the use made and proposed to be made of such property by them or (iv) would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; any real property and buildings held under lease or license by them are held under valid, subsisting and enforceable leases or licenses, as the case may be, with such exceptions as are not material to the Company and its subsidiaries, taken as a whole, and do not interfere with the use made and proposed to be made of such property and buildings by them in a manner that would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and all licenses to harvest timber granted by Canada or any province or territory thereof to the Company or any of its subsidiaries are valid, subsisting and enforceable, with such exceptions as are not material to the Company and its subsidiaries, taken as a whole.

                  (t) Each of the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries would individually or in the aggregate reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (u) The financial statements and related notes included in the Registration Statement and Prospectus present fairly the financial position of the Company and its

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         consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and the notes thereto have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis except as disclosed therein.

                  (v) Attached hereto as Exhibit B is a list of all directors of the Company and all shareholders and officers of the Company who are subject to the filing requirements of Section 16(a) of the Exchange Act.

                  (w) The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) Except as disclosed in the Prospectus under the heading "Risk Factors--We do not maintain insurance for losses to our standing timber from natural disasters or other causes," the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses taken as a whole; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except, in the case of both (i) and (ii), where the failure to renew such coverage or to obtain similar coverage at reasonable cost from similar insurers, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (y) There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with Section 402 (related to loans) and Sections 302 and 906 (related to certifications) of the Sarbanes-Oxley Act of 2002 (the "SARBANES-OXLEY ACT") and the rules and regulations promulgated in connection therewith (the "SARBANES-OXLEY REGULATIONS"), nor, to the best knowledge of the Company, has there been any failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any other provision of the Sarbanes-Oxley Act or the Sarbanes-Oxley Regulations.

         2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not

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jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $57.23 a share (the "PURCHASE PRICE").

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,175,000 Additional Shares at the Purchase Price; provided that the amount per share paid by the Underwriters for any Additional Shares purchased on any Option Closing Date (as defined below) shall be reduced by an amount per share equal to any dividends or distributions paid or payable by the Company on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         The Company hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, neither it nor any of its subsidiaries will, during the period commencing on and including the date of this Agreement and ending on and including the day that is 90 days after the date of the Prospectus Supplement (the "LOCK-UP PERIOD"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option outstanding on the date hereof of which the Underwriters have been advised in writing, (C) if any exchangeable shares of WCL that are outstanding on the date of the Prospectus Supplement are surrendered for redemption at the option of the holder, the issuance by the Company of a like number of shares of Common Stock in payment of the redemption price of those exchangeable shares, or (D) the filing by the Company with the Commission of a registration statement on Form S-8 with respect to any currently existing equity-based compensation plan of the Company or any of its subsidiaries for which shares of Common Stock are eligible for registration on

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Form S-8, including the Weyerhaeuser Company 2004 Long-Term Incentive
Compensation Plan.

         The Company hereby further agrees that, if the Company shall purchase any shares of Common Stock from any of the persons listed on Exhibit B hereto pursuant to a program instituted by the Company on April 13, 2004 for the cashless exercise of stock options granted on or prior to April 19, 1999 and the immediate repurchase by the Company of the shares of Common Stock issued upon such cashless exercises, or if any such persons shall transfer any such stock options to the Company, in each case during the Lock-Up Period, the Company will not, without the prior written consent of the Managers on behalf of the Underwriters, sell, transfer or otherwise dispose of any of the shares of Common Stock sold to the Company as aforesaid or issuable upon the exercise of any options transferred to the Company as aforesaid during the Lock-Up Period.

         3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $59.00 a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $1.15 a share under the Public Offering Price.

         4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 5, 2004, or at such other time on the same or such other date, not later than May 12, 2004, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than June 14, 2004, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

         The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that no stop order

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suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

         The several obligations of the Underwriters are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i)      there shall not have occurred any
                  downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Perkins Coie LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                           (i) the Company is validly existing as a corporation in good standing under the laws of the State of Washington;

                           (ii) the authorized capital stock of the Company and the exchangeable shares of WCL conform as to legal matters to the description thereof contained in the Prospectus (except with respect to matters of Canadian law applicable to the exchangeable shares of WCL, as to which such counsel need not opine);

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                           (iii)    the Shares have been duly authorized by the
                  Company and, when issued and delivered in accordance with the terms of this Agreement against payment of the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                           (iv) this Agreement has been duly authorized, executed and delivered by the Company;

                           (v) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of the federal laws of the United States or the laws of the State of Washington or the restated articles of incorporation or bylaws of the Company;

                           (vi) the statements relating to legal matters, documents or proceedings included in (A) the Prospectus Supplement under the captions "Prospectus Supplement Summary--The Offering--Exchangeable Shares of Canadian Subsidiary," "Description of Common Shares" and "Underwriting," (B) the Base Prospectus under the captions "Description of Preferred Shares" and "Description of Preference Shares," and (C) the Registration Statement in Item 15, in each case fairly summarize in all material respects such matters, documents or proceedings (except with respect to matters of Canadian law applicable to the exchangeable shares of WCL described under any of such captions, as to which such counsel need not opine); and

                           (vii) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                           In addition, such counsel shall state that they have
                  participated in the preparation of the Registration Statement and the Prospectus as amended or supplemented and participated in conferences with representatives of the Company and its independent auditors and your representatives and counsel, at which the contents of the Registration Statement and the Prospectus as amended or supplemented (including the documents incorporated and deemed to be incorporated by reference in the Registration Statement and the Prospectus) and related matters were discussed. Such counsel shall further state that they did not participate in the preparation of the documents incorporated and deemed to be incorporated by reference in the Registration Statement and Prospectus (but have, however, reviewed such documents). Although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus as amended or supplemented and has made no independent check or verification thereof, except as set forth in the opinion in subsection (vi) of this Section 5(c), no facts have come to the attention of such counsel that cause such counsel to believe that (A) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial data (a) included therein and (b) included in the documents incorporated by reference therein, as to which such counsel need not express any opinion) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable Securities Act Regulations;
                  (B) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any opinion), at the time of the filing with the Commission of the Company's most recent Annual Report on Form 10-K, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (C) the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any opinion) as of the date of the Prospectus Supplement or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           The opinion of such counsel shall be limited to the
                  laws of the United States and the State of Washington, and may rely as to factual matters on the certificate or certificates to be delivered pursuant to Section 5(b) above to the extent necessary to furnish such counsel's opinion. Such counsel may also state that insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                           Such opinion shall also state that, in rendering
                  their opinion pursuant to Section 5(f), Sidley Austin Brown & Wood LLP may rely on the opinion of Perkins Coie LLP with respect to all matters of Washington law as if such opinion were addressed to Sidley Austin Brown & Wood llp.

                  (d) The Underwriters shall have received on the Closing Date an opinion of Lorrie D. Scott, Senior Legal Counsel of the Company, dated the Closing Date, to the effect that:

                           (i) the Company has been duly incorporated, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing (or the local equivalent thereof) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (ii) each of the Key Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing (or the local equivalent) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing (or the local equivalent) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (iii) the shares of Common Stock outstanding prior to the issuance of the Shares and the single outstanding Special Voting Share have been duly authorized and are validly issued, fully paid and non-assessable;

                           (iv) all of the issued shares of capital stock of each of the Key Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Registration Statement and the Prospectus and except for the non-voting preference shares issued by Weyerhaeuser Company Limited (which are owned by The Bank of Nova Scotia), are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                           (v) the Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                           (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                           (vii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (viii) such counsel has reviewed the statements (a) included in the Prospectus Supplement under the captions "Risk Factors--We do not currently expect to record a charge when the court issues a decision on the plaintiff's claim for $675 million to $832 million in damages in the Paragon Trade Brands adversary proceeding. We plan to appeal the liability decision and any damage award to the U.S. District Court and, if necessary, to the Court of Appeals for the 11th Circuit, but may be required to record a charge to earnings and/or pay damages in the future if we do not prevail on one or both appeals," "Risk Factors--It is likely that we will not prevail in a trial scheduled to commence on May 11, 2004 in one of a series of lawsuits that have been filed against us relating to alder logs following an adverse verdict in an initial alder log lawsuit, and that damages will be assessed against us. Although we intend to appeal any such adverse result in the lawsuit scheduled for trial, such result may require us to record a pre-tax charge to earnings of up to approximately $36 million in plaintiff's aggregate claims. We also expect additional follow-on lawsuits to be filed and a purported class action relating to finished alder lumber has recently been filed against us," "Risk Factors--Approximately 165 members of the certified classes in our linerboard antitrust cases have opted out of the settlement and filed separate lawsuits against us," "Risk Factors--Although we have established reserves for hardboard siding claims that we believe are adequate, we are unable to estimate the amount of additional charges, if any, that may be required in the future for such claims," "Risk Factors--Our results of operations have been and may continue to be negatively affected by international trade disputes and tariffs", "Risk Factors--We are subject to significant environmental regulation and environmental compliance expenditures and liabilities," "Risk Factors--In the United States, the Endangered Species Act and similar state laws have restricted, and may continue to restrict, our timber harvests," "Risk Factors--Our Canadian operations are subject to additional Canadian environmental regulations and standards that increase our operating costs," and "Risk Factors--Common law rights of the aboriginal peoples of Canada may restrict our timber harvests in Canada," and (b) included in the Company's Annual Report on Form 10-K for the period ended December 28, 2003 (the "10-K") under the caption "Part I, Item 3--Legal Proceedings," and incorporated in "Part I, Item 1--Business" in the 10-K by reference to the Company's 2003 Annual Report to Shareholders (the "ANNUAL REPORT") under the caption "Description of the Business of the Company--Natural Resource and Environmental Matters," in "Part II, Item 7--Management's Discussion and Analysis of Financial Condition and Results of Operations" in the 10-K by reference to the Annual Report under the captions "Financial Review--Environmental Matters, Legal Proceedings and Other Contingencies" and "Financial Review--Accounting Matters--Legal, Environmental and Product Liability Reserves," and in "Part II, Item 8--Financial Statements and Supplementary Information" in the 10-K by reference to "Note
                  14. Legal Proceedings, Commitments and Contingencies" (other than the statements under the subcaptions "--Guarantees," and "--Warranties" appearing under such Note 14) in the notes to the Company's consolidated financial statements included in the Annual Report, and such statements, in each case to the extent they constitute matters of law, summaries of legal or regulatory proceedings or legal conclusions, are, in the case of the statements in the Prospectus (including any amendment or supplement thereto), correct as of the Closing Date and were, in the case of the statements in the other documents referred to above, correct as of the date the 10-K was filed with the Commission;

                           (ix) the transactions contemplated by the Prospectus and this Agreement, to the extent that any such transaction may be considered a "Business Transaction" as defined in Article X of the articles of incorporation of the Company ("ARTICLE X"), have been duly approved as provided in Section (2) of Article X; and

                           (x) nothing has come to the attention of such counsel that causes such counsel to believe that (A) any document filed by the Company pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial data included or incorporated by reference therein, as to which such counsel need not express any belief) did not comply as to form when so filed in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; (B) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial data included or incorporated by reference therein, as to which such counsel need not express any belief), at the time of the filing of the Company's most recent Annual Report on Form 10-K with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or
                  (C) the Prospectus (except for the financial statements and financial schedules and other financial data included or incorporated by reference therein, as to which such counsel need not express any belief) as of the date of the Prospectus Supplement or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Alex Shorten, Vice President and General Counsel of Weyerhaeuser Company Limited, dated the Closing Date, in substantially the form attached hereto as Exhibit D.

                  (f) The Underwriters shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(iii), 5(c)(iv) and 5(c)(vi) (but only as to the statements in the Prospectus Supplement under "Underwriting") and the paragraph following 5(c)(vii) above.

                  With respect to Section 5(d)(x) above, Lorrie D. Scott, may state that her beliefs are based upon her participation in the preparation of the Registration Statement and

         Prospectus and any amendments or supplements thereto and documents incorporated by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified. In addition, in rendering her opinion pursuant to subsections (ii), (iv), (vi) and (viii) of Section 5(d), Lorrie D. Scott may rely on the opinion of Alex Shorten, Vice President and General Counsel of Weyerhaeuser Company Limited, delivered pursuant to
         Section 5(e) above, which opinion shall be addressed to the Underwriters and shall state that Lorrie D. Scott may rely on such opinion, as to all matters arising under or governed by the laws of Canada or any province or territory thereof, as if such opinion were addressed to her in rendering her opinion pursuant to this Agreement. With respect to the paragraph following Section 5(c)(vii), Sidley Austin Brown & Wood LLP may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification except as specified.

                  The opinions of Perkins Coie LLP, Lorrie D. Scott and Alex Shorten described in Sections 5(c), 5(d) and 5(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company listed in Exhibit B hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents and opinions as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

         6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement

         (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated by reference, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus or prospectus supplement required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending on or nearest to June 30, 2005 that satisfies the provisions of Section 11(a) of the Securities Act and the Securities Act Regulations.

                  (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in
         Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution," and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or preliminary prospectus supplement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus or preliminary prospectus supplement, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f)      The indemnity and contribution provisions contained in this
Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Shares.

         8. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade, the Chicago Stock Exchange, or (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

         9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                               Very truly yours,

                                               WEYERHAEUSER COMPANY

                                               By: /s/ Jeffrey W. Nitta
                                                   -----------------------------
                                                   Name: Jeffrey W. Nitta
                                                   Title: Vice President and
                                                            Treasurer

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

By: /s/ Kenneth G. Pott
    -------------------------------------------------
    Name: Kenneth G. Pott
    Title: Managing Director

J.P. Morgan Securities Inc.

By: /s/ Juan Vogeler
    -------------------------------------------------
    Name: Juan Vogeler
    Title: Vice President

Acting severally on behalf of themselves and the several Underwriters named in
Schedule I hereto.

                                                                      SCHEDULE I

                                                    NUMBER OF FIRM SHARES TO BE
                   UNDERWRITER                               PURCHASED
------------------------------------------------    ----------------------------
Morgan Stanley & Co. Incorporated...............             5,075,000
J.P. Morgan Securities Inc......................             5,075,000
Citigroup Global Markets Inc....................             1,450,000
Deutsche Bank Securities Inc....................             1,450,000
Banc of America Securities LLC..................               725,000
Scotia Capital (USA) Inc........................               145,000
RBC Capital Markets Corporation.................               145,000
CIBC World Markets Corp.........................               145,000
PNC Capital Markets, Inc........................               145,000
Wachovia Capital Markets, LLC...................               145,000
                                                             ----------
          Total.................................             14,500,000
                                                             ==========

                                                                       EXHIBIT A

                             FORM OF LOCK-UP LETTER

                                April _____, 2004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. (the "Managers") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Weyerhaeuser Company, a Washington corporation (the "Company"), providing for the public offering (the "Public Offering") by the several underwriters to be named therein, including the Managers (the "Underwriters"), of Common Shares, par value $1.25 per share, of the Company (the "Common Stock").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period (the "Lock-Up Period") commencing on and including the date hereof and ending on and including the day that is 90 days after the date of the final prospectus supplement relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of shares of Common Stock as a bona fide gift or gifts,
(c) transfers of shares of Common Stock to any trust the beneficiaries of which are exclusively the undersigned or members of the immediate family (as defined below) of the undersigned, so long as any such transfer shall not involve a disposition for value, and [THE FOLLOWING CLAUSE (d) IS TO BE OMITTED FROM THE LOCK-UP AGREEMENTS SIGNED BY PERSONS DESIGNATED WITH AN ASTERISK ON EXHIBIT B TO THE UNDERWRITING AGREEMENT--] (d) pursuant to a program instituted by the Company on April 13, 2004 for the cashless exercise of stock options granted on or prior to April 19, 1999 and the immediate repurchase by the Company of the shares of Common Stock issued upon such cashless exercises, transfers of such stock options to the Company to effect any such cashless exercise and the immediate sale to the Company of the shares of Common Stock issued upon such cashless exercise (provided that none of the shares of Common Stock sold to the Company as aforesaid, and none of the shares of Common Stock issuable upon exercise of any option transferred to the Company as aforesaid, are sold or otherwise transferred by the Company; and provided, further, that the sum of the total number of shares of Common Stock issuable upon the exercise of the stock options transferred to the Company to effect such cashless exercises by the undersigned and by all other officers and directors of the Company who have entered into lock-up agreements similar to this agreement plus the total number of shares of Common Stock issued upon such cashless exercises to the undersigned and to all other officers and directors of the Company who have entered into lock-up agreements similar to this agreement shall not exceed 566,314 shares in the aggregate); provided that, in the case of any transfer pursuant to clause
(b) or (c) of this sentence, each transferee shall sign and deliver to the Managers, prior to such transfer, a lock-up agreement in substantially the form of this agreement and otherwise in form and substance reasonably satisfactory to the Managers (it being understood that any reference to "immediate family" in the lock-up agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee). As used in this agreement, the term "immediate family" means, with respect to the undersigned, any relationship by blood, marriage or adoption not more remote than a first cousin of the undersigned. In addition, the undersigned agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                                     Very truly yours,

                                  ______________________________________________
                                                     (Name)

                                  ______________________________________________
                                                    (Address)

                                                                       EXHIBIT B

                  Marvin D. Cooper
                  William R. Corbin
                  Robert A Dowdy
                  Richard E. Hanson
                  Richard F. Haskayne*
                  Robert J. Herbold*
                  Steven J. Hillyard
                  Mack L. Hogans
                  Martha R. Ingram*
                  James R. Keller
                  John I. Kieckhefer*
                  Arnold G. Langbo*
                  Rt. Hon. Donald F. Mazankowski*
                  Sandy D. McDade
                  Susan M. Mersereau
                  Michael R. Onustock
                  Nicole W. Piasecki*
                  Edward P. Rogel
                  Steven R. Rogel
                  William D. Ruckelshaus*
                  Richard H. Sinkfield*
                  James N. Sullivan*
                  Richard J. Taggart
                  Jack P. Taylor
                  George H. Weyerhaeuser, Jr.
                  Clayton K. Yeutter*

----------------------
* Indicates a person whose lock-up agreement will omit clause (d) of the second paragraph of Exhibit A to the Underwriting Agreement.

                                                                       EXHIBIT C

                  Weyerhaeuser Real Estate Company
                  Weyerhaeuser International, Inc.
                  Weyerhaeuser Company Limited
                  Pardee Homes
                  Winchester Homes, Inc.

                                                                       EXHIBIT D

                        FORM OF OPINION OF ALEX SHORTEN,
       VICE PRESIDENT AND GENERAL COUNSEL OF WEYERHAEUSER COMPANY LIMITED

                  (i) Weyerhaeuser Company Limited is a corporation duly amalgamated and existing under the laws of Canada and has all requisite corporate power, authority and capacity to own, lease and operate its property and assets and to carry out its business as described in the Prospectus and has filed all annual returns which it is required to file under the Canada Business Corporations Act and in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such filing, except to the extent that the failure to make such filings would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (ii) all of the issued shares of common stock of Weyerhaeuser Company Limited have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; all of the issued exchangeable shares and non-voting preference shares of Weyerhaeuser Company Limited have been duly and validly authorized and issued and are fully paid and non-assessable and are owned by persons other than the Company or its subsidiaries;

                  (iii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene, to the best of such counsel's knowledge, any agreement or other instrument binding upon Weyerhaeuser Company Limited or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over Weyerhaeuser Company Limited or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of Canada or any province or territory of Canada is required for the performance by the Company of its obligations under this Agreement;

                  (iv)     such counsel has reviewed the statements

                           (a) included in the Prospectus Supplement under the caption "Risk Factors--Our Canadian operations are subject to additional Canadian environmental regulations and standards that increase our operating costs," and "Risk Factors--Common law rights of the aboriginal peoples of Canada may restrict our timber harvests in Canada" and

                           (b) in the sixth, seventh, eighth, ninth, tenth, eleventh, twelfth and thirteenth paragraphs under the caption "Description of the

                           Business of the Company--Natural Resource and Environmental Matters" included in the Company's 2003 Annual Report to Shareholders (the "Annual Report") and incorporated in "Part I, Item 1-Business" in the Company's Annual Report on Form 10-K (the "Form 10-K") for the period ended December 28, 2003, and such statements, in each case to the extent they constitute matters of law, summaries of legal or regulatory proceedings or legal conclusions, have been reviewed by such counsel and are, in the case of the statements in the Prospectus (including any amendment or supplement thereto), correct as of the Closing Date and were, in the case of the statements in the other documents referred to above, correct as of the date the 10-K was filed with the Commission.

                                       2